EXHIBIT(A)(3)

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                         DUNES HOTELS AND CASINOS, INC.


                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, $0.50 par value (the "Shares"), of Dunes Hotels and Casinos, Inc., a New York corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Introduction to the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "THE OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                        ChaseMellon Shareholder Services

By First Class Mail:          By Hand:               By Overnight Courier:

   Reorganization     Reorganization Department     Reorganization
     Department             120 Broadway              Department
   P.O. Box 3301             13th Floor           85 Challenger Road
 South Hackensack,       New York, NY 10271        Mail Stop-Reorg
      NJ 07606                                   Ridgefield Park, NJ  07660

                   Facsimile (for eligible institutions only):
                                   (201)296-4293

                      Confirm Facsimile by telephone ONLY:
                                   (201)296-4860

                 For Information please contact the Dunes at:
                             1-316-636-1070, Ext. 28

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Dunes Hotels and Casinos, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

Number of Shares:
                  -------------------------------------------------



Certificate Nos.  (if available):
                                  ---------------------------------



|_| Check box if Shares will be delivered by book-entry transfer to The Depository Trust Company



Account No.:
             ------------------------------------------------------


-------------------------------------------------------------------


-------------------------------------------------------------------
                           (Signature(s) of Holder(s))



Dated: ____________________________, 20___



Name(s) of Holder(s):
                      ---------------------------------------------
                             (Please Type or Print)


Address:
         ----------------------------------------------------------



Zip Code:
          ---------------------------------------------------------



Area Code and Telephone No.:
                             --------------------------------------


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


                                    GUARANTEE

             (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other required documents, all within 3 trading days of the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
              -----------------------------------------------------


Authorized Signature:
                      ---------------------------------------------


Name:
     --------------------------------------------------------------
                             (Please Type or Print)


Title:
      -------------------------------------------------------------


Address:
         ----------------------------------------------------------


Zip Code:
          ---------------------------------------------------------


Area Code and Telephone Number:
                                -----------------------------------

Dated: ____________________________, 20___

Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent to the Depositary with your Letter of Transmittal.


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